NON-EMPLOYEE DIRECTOR FORM

INNOVAGE HOLDING CORP.
RESTRICTED STOCK UNIT NOTICE
(2021 OMNIBUS INCENTIVE PLAN)

Name of Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares of Stock Subject to the Award:
InnovAge Holding Corp, (the “Company”), pursuant to its 2021 Omnibus Incentive Plan (the “Plan”), hereby grants to Participant an Award of Restricted Stock Units for the number of shares of Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Notice (this “Grant Notice”) and in the RSU Agreement (attached hereto as Attachment I) and the Plan, both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein but defined in the Plan or the RSU Agreement will have the same meaning as in the Plan or the RSU Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.
[Time or performance vesting criteria to be inserted].

Subject to any adjustment as provided in Section 10(a) of the Plan, one share of Stock will be issued for each Restricted Stock Unit that vests, with the time of issuance set forth in Section 6 of the RSU Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the RSU Agreement and the Plan. Participant acknowledges and agrees that this Grant Notice and the RSU Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the RSU Agreement and the Plan set forth the entire agreement and understanding between Participant and the Company regarding the acquisition of Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject, with the exception of (i) Awards previously granted and delivered to the Participant, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Innovage Holding Corp.
By: ___________________                Signature: _________________
Title: _________________                Date: ______________________
Date: __________________

ATTACHMENTS: RSU Agreement

Attachment I
INNOVAGE HOLDING CORP.
2021 OMNIBUS INCENTIVE PLAN
RSU AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this RSU Agreement (this “Agreement”), InnovAge Holding Corp. (the “Company”) has granted you an Award of Restricted Stock Units under its 2021 Omnibus Incentive Plan (the “Plan”), with respect to the number of shares of Stock indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same meaning as in the Plan.
If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. The details of your Award of Restricted Stock Units (this or your “Award”), in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by or on behalf of the Company for your benefit (the “Account”) the number of shares of Stock subject to the Award. This Award was granted in consideration of your services to the Company.
2.Vesting. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Vesting will cease upon your Termination. Upon your Termination, the Restricted Stock Units credited to the Account that were not vested on the date of such Termination will be forfeited at no cost to the Company, and you will have no further right, title or interest in or to such underlying shares of Stock.
3.Number of Shares. The number of shares of Stock subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Committee, to the same forfeiture restrictions, restrictions on transferability and time and manner of delivery as applicable to the other Restricted Stock Units covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.Securities Law Compliance. You may not be issued any shares of Stock under your Award unless the shares of Stock underlying the Restricted Stock Units are then registered under the Securities Act or, if not registered, the Company has determined that such issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Stock must also comply with all other applicable laws and regulations governing the Award and the Company’s policies, and you shall not receive such Stock if the Company determines that such receipt would not be in material compliance with such laws, regulations or Company policies, if applicable.
5.Transfer Restrictions. Prior to the time that shares of Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except that, upon receiving written permission from the Committee or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on your death, will thereafter be entitled to receive the shares issuable in respect of your Award, and in the absence of such a designation, your executor or administrator of your estate will be entitled to receive any Stock or other consideration that vested but was not issued before your death. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.
6.Date of Issuance.
a.The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. The Company shall issue to you one (1) share of Stock for each Restricted Stock Unit that vests, if any, as soon as practicable following the applicable vesting date(s) (subject to any adjustment under Section 3 above) and in any event within thirty (30) days following the vesting date.
b.The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from the adjustment provided in Section 10(a) of the Plan.
8.Restrictive Legends. The shares of Stock issued under your Award shall be endorsed with appropriate legends, if applicable, as determined by the Company.
9.Award Not a Service Contract. This Agreement is not a service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service.
10.Withholding Obligations. You hereby acknowledge and agree that you are and shall be solely responsible for the payment of all applicable U.S. federal, state, local or non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting or settlement of the Restricted Stock Units. Unless such tax withholding obligations are satisfied, the Company shall have no obligation to deliver to you any shares of Stock.

11.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates, related to tax liabilities arising from your Award or your other compensation.
12.Notices. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered a general, unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement.
14.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN YOU AND THE COMPANY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS RELATING TO ARBITRATION SET FORTH IN THE PLAN.
15.Clawback/Recoupment Policy. You hereby acknowledge and agree that your Award (and any compensation paid or shares issued under your Award) and any other compensation received in respect of your services to the Company or any of its Affiliates on or after the date hereof is subject to recoupment in accordance with any clawback policy adopted by the Company pursuant to Rule 10D-1 of the Exchange Act, Nasdaq Listing Rule 5608, or other applicable law, and any other compensation recovery policy adopted by the Company.
16.Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.
17.Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
18.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.Data Privacy. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of personal data as described in Section 20(g) of the Plan (such Section 20(g) of the Plan is incorporated herein by reference and made a part hereof) by and among, as applicable, the Company, its Affiliates, third-party administrator(s) and other possible recipients for the exclusive purpose of implementing, administering and managing the Plan and Awards and your participation in the Plan. You acknowledge, understand and agree that Data may be transferred to third parties, which will assist the Company with the implementation, administration and management of the Plan.

20.Miscellaneous.

a.The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
b.You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
c.You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
d.This Agreement will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.
* * *
This RSU Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.
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